Exhibit 99.2

Rome Holdings, LLC
and Subsidiary

Consolidated Financial Report

(Reviewed)

September 30, 2021

Contents

Financial statements

Consolidated balance sheet	1

Consolidated statement of operations	2

Consolidated statement of members’ equity	3

Consolidated statement of cash flows	4

Notes to consolidated financial statements	5-12

Rome Holdings, LLC and Subsidiary

Consolidated Balance Sheet

September 30, 2021

Assets

Current assets:
Cash	$1,124,364
Accounts receivable, net	11,347,014
Prepaid expenses and other current assets	120,936
Contract asset, current portion	200,000
Total current assets	12,792,314

Long term contract asset, net of current portion	516,667
Equipment and leasehold improvements, net	1,488,292
Goodwill	6,553,179
Intangibles, net	1,444,046

Total assets	$22,794,498

Liabilities and Members’ Equity

Current liabilities:
Accounts payable	$11,545,257
Accrued expenses	687,072
Deferred revenue	3,263,958
Current maturities of capital lease obligations	718,712
Total current liabilities	16,214,999

Notes payable	1,926,670
Capital lease obligations, net of current portion	453,001
18,594,670
Commitments (Note 12)

Members’ equity	4,199,828

Total liabilities and members’ equity	$22,794,498

See notes to consolidated financial statements.

Rome Holdings, LLC and Subsidiary

Consolidated Statement of Operations

Period Ended September 30, 2021

Revenue	$38,731,037

Cost of revenue	31,431,720
Gross profit	7,299,317

Operating expenses:
General and administrative	7,172,367
Depreciation and amortization	647,787
Management fees	562,500
Operating loss	(1,083,337)

Interest expense	(146,628)
Other income—forgiveness of Paycheck Protection Program note	950,427

Net loss	$(279,538)

See notes to consolidated financial statements.

Rome Holdings, LLC and Subsidiary

Consolidated Statement of Members’ Equity

Period Ended September 30, 2021

Balance at December 31, 2020	$5,545,505
Distributions	(1,066,139)
Net loss	(279,538)

Balance at September 30, 2021	$4,199,828

See notes to consolidated financial statements.

Rome Holdings, LLC and Subsidiary

Consolidated Statement of Cash Flows

Period Ended September 30, 2021

Cash flows from operations:
Net loss	$(279,538)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	647,787
Provision for doubtful accounts	870,374
Other income—forgiveness of note payable Paycheck Protection Program	(950,427)
Change in assets and liabilities:
Accounts receivable	783,944
Prepaid expenses and other current assets	(41,581)
Accounts payable and accrued expenses	(2,713,561)
Contract asset	150,000
Deferred revenue	(607,032)
Net cash used in operating activities	(2,140,034)

Cash flows from investing activities:
Purchase of equipment	(188,652)
Net cash used in investing activities	(188,652)

Cash flows from financing activities:
Member distributions	(1,066,139)
Proceeds from note payable, Paycheck Protection Program	826,670
Repayments of capital lease obligations	(167,493)
Net cash used in financing activities	(406,962)

Net decrease in cash	(2,735,648)

Cash:
Beginning of year	3,860,012

End of year	$1,124,364

Supplemental disclosure of cash flow information:
Cash paid for interest	$146,628

See notes to consolidated financial statements.

Rome Holdings, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.
Nature of Business and Summary of Accounting Policies

Nature of business: Rome Holdings, LLC (Holdings) and its wholly owned subsidiary, Recycling and Waste Solutions, LLC (RWS) (collectively, the Company), were organized pursuant to Delaware limited liability company laws and commenced operations on August 31, 2017. The consolidated financial statements include the accountings of Holdings and RWS. RWS is a full-service management company for recycling, waste and sustainability solutions. RWS is headquartered in Chadds Ford, Pennsylvania, and serves customers in the United States. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

A summary of the Company’s significant accounting policies is as follows:

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash: Cash includes bank demand deposit accounts. The Company maintains its cash in bank deposit accounts at financial institutions whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. The Company may have balances above this limit at various times during the nine-month period ended September 30, 2021. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts receivables: Accounts receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a quarterly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, as well as current general economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Generally, a trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days. Interest is not charged on past due receivables. At September 30, 2021, the allowance for doubtful accounts was $3,097,117.

Equipment and Leasehold Improvements: Equipment and leasehold improvements acquired through acquisition are recorded at fair value at the date of the acquisition. Additions are recorded at cost. Depreciation is provided using primarily the straight-line method over the estimated useful lives of the related assets, principally three to five years, and the lesser of of the estimated useful live and the remaining lease term for leasehold improvements.

Goodwill: Goodwill reflects the excess of the purchase price over the fair value of identifiable net assets acquired in purchase transactions. The Company does not amortize goodwill but tests it at least annually for recoverability. No impairments have occurred to date.

Intangibles: Intangible assets consist of customer contracts, trademarks, customer relationships and developed technology. Intangible assets are amortized over their estimated lives using the straight-line method.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 1. Nature of Business and Summary of Accounting Policies (Continued)

Impairment of long-lived assets: The Company reviews long-lived assets, which include definite-lived intangible assets and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset. The Company has not identified any impairments to date.

Revenue recognition: The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•
Identify the contract with a customer
•
Identify the performance obligations in the contract
•
Determine the transaction price
•
Allocate the transaction price to the performance obligations in the contract
•
Recognize revenue when or as performance obligations are satisfied

As the initial adoption of the standard did not have a material impact on the Company’s financial condition or results of operations, no cumulative effect was recognized at the date of initial application. The Company also had no significant changes to systems, processes or controls.

A large portion of the Company’s revenue is generated by providing waste and disposal services to our customers. The Company’s services are marketed and sold primarily to end-user commercial customers in the United States. Sales of services are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The Company’s service arrangements are generally invoiced based on the contractual agreement between the parties, typically on a bi-weekly, monthly or milestone-driven basis, with 30 to 120-day terms. In these contracts, the Company’s right to consideration from the customer directly corresponds to the value received by the customer from the entity’s performance completed to date. The Company assesses the contract term as the period in which the parties to the contract have presently enforceable rights and obligations. Customer contracts generally are standardized and non-cancellable for the duration of the stated contract term.

The Company earns revenue when waste and disposal services are coordinated with haulers and the services have been provided. The Company also provides commodity recycling services whereby revenue is recognized when scrap and other materials are sold to recycling facilities. The Company commences revenue recognition when all of the following conditions are satisfied: there is a fully executed agreement, the service is provided to the customer, the collection of fees is reasonably assured and the amount of fees to be paid by the customer is fixed or determinable. All services provided by the Company are recognized at a point in time.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring services to the customer. Revenue is recorded based on the transaction price.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 1. Nature of Business and Summary of Accounting Policies (Continued)

The Company’s contracts with customers may include service level agreements that entitle the customer to receive service credits, and in certain cases, service refunds, when defined service levels are not met. These arrangements represent a form of variable consideration, which is considered in the calculation of the transaction price. The Company estimates the amount of variable consideration at the expected value based on its assessment of legal enforceability, anticipated performance and a review of specific transactions, historical experience and market and economic conditions. The Company historically has not experienced any significant incidents affecting the defined levels of reliability and performance as required by the contracts.

Variable consideration also may include expense reimbursements. Reimbursements that are billable to clients in a fixed-fee arrangement are included in the estimation of the total transaction price. In time and material billing arrangements, the Company recognizes all reimbursable expenses as revenue as the related services are provided, using the right to invoice practical expedient. Reimbursable expenses are recognized as expenses in the period in which the expense is incurred.

The Company has elected the practical expedient that permits an entity not to recognize a significant financing component if the time between the transfer of a good or service and payment is one year or less. Contract incentive payments and commissions paid to internal sales personnel, as well as associated payroll taxes that are incremental to the acquisition of customer contracts are capitalized as deferred contract costs on the balance sheet when the period of benefit is determined to be greater than one year. The Company has elected to apply the practical expedient to expense sales commissions and associated costs as incurred when the expected amortization period is one year or less. The Company determines the period of benefit for contract incentives, sales commissions and associated costs for the acquisition of the initial contract by taking into consideration the initial estimated customer life. Amortization is recognized on a straight-line basis commensurate with the pattern of revenue recognition.

The Company periodically reviews these deferred costs to determine whether events or changes in circumstance have occurred that could affect the period of benefit of the deferred contract acquisition costs. There was no impairment recorded during the nine-month period ended September 30, 2021.

Income taxes: As a limited liability company, the Company is treated as a partnership for federal and state income tax purposes. Accordingly, no provision for federal income tax is included in the accompanying financial statements as federal income taxes, if any, are payable by the members. The Company intends to make distributions in amounts that allow the members to pay their income taxes arising from taxable income of the Company.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 1. Nature of Business and Summary of Accounting Policies (Continued)

Recently issued accounting guidance: In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Updated (ASU) 2016-02, Leases. ASU 2016-02 (as amended) was issued in three parts: Section A, Leases: Amendments to the FASB Accounting Standards Codification, Section B, Conforming Amendments Related to Leases: Amendments to the FASB Accounting Standards Codification, and Section C, Background Information and Basis for Conclusions. Under the new standard, the lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. The updated standard will be effective for annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the effect that the updated standard will have on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables, and held-to-maturity debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The ASU requires that credit losses on available for sale debt securities be presented as an allowance rather than as a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of income as the amounts expected to be collected change. The ASU is effective for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this new guidance on its consolidated financial statements.

Note 2.
Equipment and leasehold improvements

Equipment consists of the following at September 30:

Office furniture and fixtures	$85,812
Computers, equipment and software	1,462,224
Leasehold improvements	924,485
2,472,521
Less accumulated depreciation	984,229
$1,488,292

Depreciation expense was $275,464 for the nine-month period ended September 30, 2021. Accumulated amortization of property and equipment under capital leases was $662,000 at September 30, 2021.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 3.
Intangibles

Intangible assets consist of the following at September 30:

	Original	Accumulated	Net Book
	Balance	Amortization	Value
Intangible assets:
Customer list	$2,280,000	$1,192,024	$1,087,976
Customer contracts	915,000	915,000	-
Trademark	390,000	198,096	191,904
Developed technology	550,000	385,834	164,166
	$4,135,000	$2,690,954	$1,444,046

Amortization expense was $372,323 for the nine-month period ended September 30, 2021.

Amortization of intangibles for the years subsequent to the nine-month period ended September 30, 2021, is as follows:

2022	$468,095
2023	438,929
2024	378,452
2025	105,714
2026	52,856
$1,444,046

Note 4.
Factoring and Security Agreement

On August 31, 2017, the Company entered into a Factoring and Security Agreement (the Agreement) with United Capital Funding Group, LLC (UCF), in which the Company may sell, transfer and assign certain eligible receivables to UCF in exchange for payment of the net value of the purchased receivables after deducting applicable fees, adjustments and reserves.

The Agreement is for a term of two years from closing and provides for a purchase commitment of up to $6 million of eligible receivables. Pursuant to the terms of the Agreement, the Company will sell its trade accounts receivable to UCF on a pre-approved, recourse basis. The accounts are sold at the invoice amount subject to a closing fee of 0.50% and other miscellaneous fees. Upon collection, UCF trade accounts receivable not sold to UCF remain in the Company’s custody and control and the Company maintains all credit risk on those accounts. On August 31, 2019, the Agreement was extended for an additional two-year term through August 2021.

In connection with the Agreement, customers also make payments on non-purchased outstanding accounts receivable directly to UCF. Cash received by UCF for non-purchased customer invoices are held solely for the benefit of the Company.

As of September 30, 2021, UCF held approximately $7,000 of the Company’s cash as a result of activities related to the Agreement and the Purchase agreement, has been sold with recourse to UCF.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 4. Factoring and Security Agreement (Consolidated)

For the nine-month period ended September 30, 2021, the Company incurred approximately $78,000 in fees related to the Agreement, which are included in general and administrative expenses in the consolidated statements of operations.

Note 5.
Notes Payable

Notes payable consisted of the following as of September 30, 2021:

Promissory notes payable to related parties due in February 2023.	$1,100,000
Note payable, Paycheck Protection Program (the PPP). This loan was forgiven in full
on November 19, 2021, as such, it is classified as noncurrent.	826,670
Total notes payable	1,926,670
Less current portion	-
Long-term portion	$1,926,670

Aggregate maturities of long-term debt due subsequent to September 30, 2021, are as follows:

Years ending September 30:
2022	$-
2023	826,670
2024	1,100,000
$1,926,670

On February 10, 2020, the Company obtained promissory notes totaling $1,650,000. The promissory notes mature on February 10, 2023, and bear interest at an annual rate of 5%. The full balance is due at maturity. Prepayments on the balance are permitted. For the nine-month period ended September 30, 2021, interest expense on the principal amount of the promissory notes approximated $41,000.

On April 23, 2020, the Company was approved for and received a loan pursuant to the PPP of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) administered by the U.S. Small Business Administration (SBA). The principal amount of the note was $950,427. In accordance with the requirements of the PPP, the Company used proceeds from the note to cover qualified expenses, including payroll costs, rent and utility costs. Interest accrued on the note at a rate of 1.00% per annum. During 2021, the loan was forgiven in full by the bank and approved by the SBA. The loan forgiveness is subject to audit by the SBA for a period of up to six years after the forgiveness was granted.

On March 4, 2021, the Company entered into a $826,670 term note with a bank pursuant to the PPP of the CARES Act further amended, modified and supplemented by the Consolidated Appropriations Act, 2021 administered by the SBA. Interest accrues on the note at the rate of 1.00% per annum. In accordance with the requirements of the PPP, the Company used the proceeds from the note to cover certain qualified expenses, including payroll costs and other eligible costs. The Company applied for forgiveness, in an amount equal to the sum of qualified expenses under the PPP, incurred during the 24 weeks following disbursement. Subject to any forgiveness under the PPP, the note matures five years following the date of issuance of the note and includes a deferment of payments of interest and principal until the date on which loan forgiveness is determined. On November 19, 2021, the loan was forgiven in full by the bank and approved by the SBA.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 6.
Capital Lease Obligations

The Company has capital lease obligations which are payable in monthly installments ranging from $275 to $25,000 through January 2025. Interest rates for capital leases range from 5.1% to 6.0%

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments are as follows:

Years ending September 30:
2022	$734,199
2023	395,800
2024	81,059
2025	27,425
Total minimum lease payments	1,238,483
Amount representing interest	(66,770)
Present value of net minimum lease payments	1,171,713
Current maturities of capital lease obligations	(718,712)
Capital lease obligations, net of current portion	$453,001

Note 7.
Members’ Equity

Members’ equity consists of five common units (see Note 9) and 95 preferred units. The common units are nonvoting units; however, each common member is entitled to receive distributions and allocations of profits and losses in accordance with such common member’s membership percentage. Each preferred member is entitled to vote and to receive a distribution of a preferred annual return and accrued and unpaid preferred returns and allocations of profits and losses. Distributions are at the discretion of the Board of Managers. Preferred members are also entitled to be repaid the net invested capital with respect to the preferred units and amounts upon liquidation of the Company or liquidation of a member’s interest, as provided in the Company’s operating agreement.

Note 8.
Unit-Based Compensation

The Company granted five restricted common compensatory units to one employee on August 31, 2017 (Grant Date). The units vest in equal increments, with 20% vested on the first anniversary of the Grant Date, and an additional 20% annually until the fifth anniversary of the Grant Date. The Company can repurchase the vested units, at the lower of cost ($0 for units granted as incentive equity) or fair value, whenever an employee or employer terminates employment, except if the termination is without cause. The units, which vest through 2022, were determined to have a Grant Date fair value of $138,000. The fair value of the units was determined to be de minimis and, therefore, no compensation expense has been recognized.

Note 9.
Major Customer

For the nine-month period ended September 30, 2021, the Company had one customer that accounted for 15% of the total revenue. Accounts receivable from this customer approximated 15% of accounts receivable at September 30, 2021.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 10.
Employee Benefits

The Company and its employees participate in a defined contribution retirement plan. The plan is a contributory plan in which all employees who have reached the age of 21 may participate. The Company temporarily suspended the 401(k) match due to the coronavirus outbreak (COVID-19). Employees were still eligible to make contributions to the plan during 2021.

Note 11.
Related-Party Transactions

An affiliate of the Company’s majority member provides management services to the Company for an annual management fee plus reimbursable expenses. For the nine-month period ended September 30, 2021, amounts paid under this agreement approximated $563,000.

Note 12.
Commitments

The Company leases office space under an operating lease with an original termination date of May 31, 2020. On August 31, 2018, the Company extended the lease agreement for seven years through October 31, 2025. The Company recorded rent expense, related to its operating leases, of approximately $270,000 for the nine-month period ended September 30, 2021.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) are as follows as of September 30:

Years ending September 30:
2022	$349,459
2023	256,907
2024	364,356
2025	371,804
2026	31,035
$1,373,561
Note 13.
Litigation

The Company has certain claims and legal proceedings incidental to the ordinary course of business. After consulting with legal counsel, management believes the ultimate resolution of the proceedings will not have a material adverse effect on the Company’s financial position or results of operations.

Note 14.
Risk and Uncertainty

On January 30, 2020, the World Health Organization declared COVID-19 a pandemic. COVID-19 could negatively impact the Company’s operations. The extent to which COVID-19 impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and actions taken to contain it or its impact, among other factors.

Note 15.
Subsequent Events

The Company has evaluated subsequent events for recognition or disclosure through February 22, 2022, the date the consolidated financial statements were available to be issued.

On December 8, 2021, the Company was acquired by Quest Resource Holding Corp. for a total estimated purchase price of approximately $33,000,000.